SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

July 21, 2003 (Date of earliest event reported)         Commission file number: 0-23329

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	56-1928817
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3800 Gateway Boulevard, Suite 310

Morrisville, North Carolina 27560

(Address of principal executive offices)

(Zip code)

(919) 468-0399

(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated July 21, 2003

Item 9. Regulation FD Disclosure

C. Eric Hunter, one of the founders of the Company, and his wife, Jocelyn Hunter, filed suit against the Company and Jeff Hunter, the Company’s former CEO and Eric Hunter’s brother, on June 17, 2003 in the U.S. District Court for the Middle District of North Carolina. The plaintiffs allege fraud and other actionable conduct in violation of the Securities Act of 1933 as well as other unspecified federal laws and regulations, breach of contract, breach of fiduciary duty (with respect to defendant Jeff Hunter) and unfair and deceptive trade practices. In particular, among other claims, the plaintiffs allege that Jeff Hunter, acting as CEO of the Company, along with Neal Hunter, Chairman of Cree, Inc., entered into a “side agreement” between the Company and Cree, Inc. whereby the Company was compelled to take unlimited amounts of moissanite (also known as silicon carbide (SiC) crystals) from Cree, Inc., in an effort to artificially augment the operating income of Cree, Inc., and that the Company did not properly disclose the existence of such agreement. Plaintiff Eric Hunter also alleges that he is entitled to receive royalty payments under a license agreement between he and the Company concerning certain patents used in the manufacture of SiC crystals, and that the Company has failed to make such payments in breach of the agreement. The plaintiffs further allege that defendant Jeff Hunter has breached the fiduciary duty owed to the shareholders of the Company. Finally, the plaintiffs allege that each of the foregoing transactions were unfair business acts in or affecting commerce, in violation of N.C. Gen. Stat. Section 75-1.1. The plaintiffs seek personally to recover damages of $10 million (with interest) from the defendants for the securities fraud and related claims, an amount from the defendants to be proven at trial (with interest) for the breach of contract claim, $10 million along with unspecified punitive damages from defendant Jeff Hunter for the alleged breach of fiduciary duty and other misconduct, and $10 million along with treble damages from defendants for the alleged unfair and deceptive trade practices, as well as costs and expenses related to the litigation including reasonable attorneys’ fees.

The Company’s position in the litigation is that it has properly disclosed all agreements it has with Cree, Inc. and has conducted its business properly. Since many of the allegations against the Company are vague and the suit is in an early stage, it is premature to speculate on the duration or the costs of the litigation. While the Company will seek to minimize the inevitable costs and distractions that occur from being involved in any litigation, the Company will vigorously defend this suit.

The plaintiffs have also filed a separate lawsuit naming Cree, Inc. and Neal Hunter as defendants, in the same court.

Item 9. Regulation FD Disclosure (Information provided pursuant to Item 12)

On July 21, 2003, Charles & Colvard, Ltd. issued a press release regarding its financial results for its fiscal 2003 second quarter, ended June 30, 2003. A copy of this press release is attached as Exhibit 99.1. Management will host a conference call on Tuesday, July 22, 2003 at 9 a.m. EDT to discuss the financial results as well as recent corporate developments, including a lawsuit that is outlined above. Details on how to participate in the conference call are included in the attached press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Charles & Colvard, Ltd.

By:	/s/ James R. Braun
James R. Braun Vice President of Finance and Chief Financial Officer

Date: July 21, 2003